Exhibit 99.1

News Release
2 North Riverside Plaza, Suite 1250 • Chicago IL 60606 • 800-458-2235 • www.freightcaramerica.com
FreightCar America to Acquire Business Assets of DTE Rail Services
Agreement Expands Company’s Railcar Services Offering Adding Repair, Maintenance, and
Management Services for All Types of Freight-Carrying Railcars
CHICAGO – September 8, 2010 – FreightCar America, Inc. (NASDAQ: RAIL) today announced that it has signed a definitive agreement to acquire the business assets of DTE Rail Services, a non-regulated subsidiary of DTE Energy, for approximately $23.2 million. This acquisition furthers the Company’s strategic growth initiative to expand its presence in the railcar services sector. The transaction is expected to close early in the fourth quarter of 2010.
Once the transaction is completed, the acquired business will bolster FreightCar America’s existing parts and repair service capabilities. The collective offering will provide repair and maintenance, inspection, and fleet management services for all types of freight-carrying railcars. Upon closing, the acquired business will be known as FreightCar Rail Services, LLC.
“We are pleased to announce our definitive agreement with DTE Rail Services,” said Ed Whalen, President and CEO of FreightCar America. The expansion of our railcar services activities will diversify our revenue sources and will serve to lessen the cyclicality of our earnings.”
Whalen continued, “Going forward, we expect that this addition will expand our customer base and strengthen existing relationships by significantly enhancing the Company’s involvement in the entire railcar life cycle. The Company will be well positioned to service coal-carrying railcars moving through the Powder River Basin in the Western United States. A majority of these coal cars were manufactured by FreightCar America. We look forward to working with the Rail Services team to grow our service offerings.”
DTE Rail Services has operations in Colorado, Indiana and Nebraska and services freight cars and unit coal trains utilizing key rail corridors in the Midwest and Western regions of the United States. The new business will add approximately 130 skilled employees to the Company.
The proposed acquisition is subject to customary closing conditions. DTE Rail Services produces current annualized revenues of approximately $25.0 million and FreightCar America expects the transaction to be immediately accretive to its earnings.
About FreightCar America, Inc.
FreightCar America, Inc. manufactures, repairs and rebuilds railroad freight cars, with particular expertise in coal-carrying railcars, leases freight cars through its JAIX Leasing Company subsidiary, and supplies railcar maintenance, repair parts and management services. In addition to coal cars, FreightCar America designs and builds bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago,

Illinois and has facilities in Danville, Illinois, Johnstown, Pennsylvania and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.
Media and Investor Contact
Laurence M. Trusdell
General Counsel and Corporate Secretary
(312) 928-0884
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